UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2010

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2010, the board of directors of CBOE Holdings, Inc., a Delaware corporation (the “Company”), approved a form of director indemnification agreement (the “Agreement”) to be entered by the Company and each person holding office as a director on or after such date. Each of the Company’s current directors is entering into the Agreement effective as of December 15, 2010.

In general, the Agreement provides that the Company will indemnify the director, to the fullest extent permitted by applicable law, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the director’s service to, or at the request of, the Company.  This indemnification is only available if the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under the Agreement, no indemnification shall be made in respect of any claim, issue or matter as to which the director is judged liable to the Company unless the Court of Chancery of the State of Delaware determines that the director is fairly and reasonably entitled to indemnity for such expenses.

In addition and subject to certain limitations, the Agreement provides for the advancement of expenses incurred by the director in connection with any proceeding covered by the Agreements to the extent not prohibited by law.  In order to obtain such advancement, the director must provide the Company with an undertaking to repay all amounts if it is ultimately determined that the director is not entitled to indemnification for such expenses.

The Agreement does not exclude any other rights to indemnification or advancement of expenses to which the director may be entitled, including any rights arising under applicable law, the Company’s certificate of incorporation and bylaws, any other agreement or a vote of stockholders or resolution of directors, or otherwise.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1       Form of Director Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: December 17, 2010

Exhibit Index

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement.